EXHIBIT 23.2



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of AmeriCredit Corp. on Form S-8, of our report dated August 9, 1994, on our audits of the consolidated financial statements of AmeriCredit Corp.



/s/Coopers & Lybrand L.L.P.



Fort Worth, Texas
November 11, 1994